Exhibit 10.59

RETENTION AGREEMENT

THIS RETENTION AGREEMENT (the “Agreement”), is made effective the      day of December, 2006 (the “Effective Date”), by and between Syntroleum Corporation (the “Company”), and [Name] (the “Employee”).

WHEREAS, it is the Company’s belief that the Employee’s continued employment with the Company is important for the growth and development of the Company;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions: Exhibit A contains a list of defined terms as used in this Agreement.

2. Cash Retention Benefit:

(a)	If:

(i)	the Employee remains employed through the end of the First Retention Period,

(ii)	the Employee’s employment is terminated by the Company Without Cause or by the Employee for Good Reason prior to the end of the First Retention Period, or

(iii)	the Employee terminates employment during the First Retention Period due to his death or Disability,

then the Employee shall be entitled to a Retention Payment equal to $             (the “First Retention Payment”).

(b) If Employee becomes entitled to receive the First Retention Payment, such First Retention Payment will be paid within 10 business days following the earlier of his termination of employment from the Company or the expiration of the Retention Period.

(c) If Employee voluntarily terminates his employment prior to the First Retention Payment having paid pursuant to the provisions of Section 2(a), the Employee shall forfeit all right to the First Retention Payment.

3. Second Retention Payment:

(a)	If:

(i)	the Employee remains employed through the end of the Second Retention Period,

(ii)	the Employee’s employment is terminated by the Company Without Cause or by the Employee for Good Reason prior to the end of the Second Retention Period, or

(iii)	the Employee terminates employment during the Second Retention Period due to his death or Disability,

then the Employee shall be entitled to a Second Retention Payment equal to 50% of the Employee’s annual base salary as of June 29, 2007 or the date of his termination of employment, whichever is earlier.

(b) If Employee becomes entitled to receive the Second Retention Payment, such Second Retention Payment will be paid as provided in Section 3(c) below within 10 business days following the earlier of his termination of employment from the Company or the expiration of the Second Retention Period

(c) The Company will have an election to make the Second Retention Payment in cash, a Stock grant pursuant to the Syntroleum Corporation 2005 Stock Incentive Plan (“the Plan”), or a combination thereof, subject to the conditions and restrictions set forth below and in the Plan.

(d) If Employee voluntarily terminates his employment prior to the Second Retention Payment having been paid, granted or vested pursuant to the provisions of Section 3(c), the Employee shall forfeit all right to the Second Retention Payment which has not yet been paid, granted or vested as of the date of termination of employment.

(e) The Employee shall have no rights as a stockholder of the Company with respect to any shares of Stock which may be granted hereunder until such shares are issued pursuant to clause (c) above. .

4. Withholding of Taxes: The Company may withhold from any benefits payable under this agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

5. No Employment Agreement: Nothing in this agreement shall give the Employee any rights to (or impose any obligations for) continued employment by the Company or any Affiliate or subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Employee. Any payments due under this Agreement shall be in addition to, and not in lieu of, any payments that may be due under any Employment Agreement between the Company and the Employee.

6. Effect of Leaves of Absence: Authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while Employee is on military leave, sick leave, or other bona fide leave of absence so long as Employee’s right to employment with the Company is guaranteed by statute, contract, or company policy.

7. No Assignment; Successors: Employee’s right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 7 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, including, without limitation, any company into or with which the Company may merge or consolidate by operation of law or otherwise.

8. Entire Agreement: This agreement represents the entire agreement between the Company and Employee with respect to the subject matter hereof, and supersedes and is in full substitution for any and all prior agreements or understandings, whether oral or written, relating to the subject matter hereof.

9. Modification of Agreement. Any modification of this agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

10. Applicable Law: This agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Oklahoma.

11. Severability: If a court of competent jurisdiction determines that any provision of this agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this agreement and all other provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SYNTROLEUM CORPORATION

By
[Name]
[Title]

EMPLOYEE

[Name]

Exhibit A

Definitions

For purposes of this Agreement, the following terms will have the meanings indicated below:

“Cause” shall mean termination of employment by the Company or an Affiliate due to any of the following: (A) Employee’s material breach of his obligations, duties and responsibilities under any term or provision of this Agreement, which breach remains uncured for a period of five days after written notice by the Company to Employee; (B) Employee’s failure to adhere to the reasonable standards of performance prescribed by the Company; (C) Employee’s act of insubordination to the Company’s Board of Directors; (D) Employee’s gross negligence or willful misconduct in the performance of his duties under this Agreement; (E) Employee’s dishonesty, fraud, misappropriation or embezzlement in the course of, related to or connected with the business of the Company; (F) Employee’s conviction of a felony; or (G) Employee’s failure (after written notice to Employee of such failure and Employee not correcting such failure within five days of such notice) to devote his time, attention and best efforts to the business of the Company as provided in this Agreement. The determination of “just cause” under subsections (A) through (G) shall be made at the sole discretion and decision the Company.

“Disability” means “Disability” as defined in the Employment Agreement between the Company and the Employee.

“First Retention Period” shall mean the period commencing on the Effective Date and ending on June 29, 2007.

“Good Reason” shall mean

(a) any material failure by the Company to comply with any of the provisions of the Employment Agreement between the Employee and the Company, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or

(b) the Company’s requiring the Employee to be based at any office outside the Tulsa metropolitan area.

“Second Retention Period” shall mean the period commencing on the Effective Date and ending on July 1, 2008.

“Without Cause” shall mean without Cause and for reasons other than death or Disability of the Employee.

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